As filed with the Securities and Exchange Commission on December 12, 2018

Registration No. 333-32924

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware	95-3685934
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121-1714
(Address of principal executive offices)	(Zip Code)

SnapTrack, Inc. 1995 Stock Option Plan and non-plan stock options (Full title of the plan)

Steve Mollenkopf
Chief Executive Officer
QUALCOMM Incorporated
5775 Morehouse Drive
San Diego, California, 92121-1714
(Name and address of agent for service)
858-587-1121
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐
Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-32924) filed by QUALCOMM Incorporated (the “Company”) with the U.S. Securities and Exchange Commission on March 21, 2000 (the “Registration Statement”) to register a total of 1,555,325 shares of the Company’s common stock, par value $0.0001 per share, for issuance of (i) up to 1,548,248 shares under the options to purchase common stock granted under the SnapTrack, Inc. 1995 Stock Option Plan assumed by the Company (the “Plan”) and (ii) up to 7,077 shares under options issued outside of the Plan that were also assumed by the Company. As of the date of this Post-Effective Amendment, the Plan has terminated, no awards remain outstanding under the Plan, no additional Shares will be issued under the Plan and the options issued outside of the Plan have terminated, are no longer outstanding and will not result in the issuance of any additional Shares.

In accordance with the Company’s undertaking in Part II, Item 9 of the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all securities registered but remaining unsold, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

24	Power of Attorney (included in signature pages to this Registration Statement)

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 10, 2018.

QUALCOMM Incorporated

By:	/s/ Steve Mollenkopf
Steve Mollenkopf
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
The officers and directors of QUALCOMM Incorporated whose signatures appear below hereby constitute and appoint Steve Mollenkopf and George S. Davis, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this post-effective amendment to the Registration Statement on Form S-8 with respect to the SnapTrack, Inc. 1995 Stock Option Plan and the options granted outside of the Plan, both as assumed by QUALCOMM Incorporated, and any amendments thereto, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Steve Mollenkopf	Chief Executive Officer and Director	December 10, 2018
Steve Mollenkopf	(Principal Executive Officer)

/s/ George S. Davis	Executive Vice President and Chief Financial Officer	December 10, 2018
George S. Davis	(Principal Financial Officer)

/s/ Erin L. Polek	Senior Vice President, Corporate Controller and	December 10, 2018
Erin L. Polek	Chief Accounting Officer (Principal Accounting Officer)

/s/ Barbara T. Alexander	Director	December 10, 2018
Barbara T. Alexander

/s/ Mark Fields	Director	December 10, 2018
Mark Fields

/s/ Jeffrey W. Henderson	Chairman	December 10, 2018
Jeffrey W. Henderson

/s/ Thomas W. Horton	Director	December 10, 2018
Thomas W. Horton

/s/ Ann M. Livermore	Director	December 10, 2018
Ann M. Livermore

/s/ Harish Manwani	Director	December 10, 2018
Harish Manwani

/s/ Mark D. McLaughlin	Director	December 10, 2018
Mark D. McLaughlin

/s/ Clark T. Randt, Jr.	Director	December 10, 2018
Clark T. Randt, Jr.

/s/ Francisco Ros	Director	December 10, 2018
Francisco Ros

/s/ Irene B. Rosenfeld	Director	December 10, 2018
Irene B. Rosenfeld

/s/ Neil Smit	Director	December 10, 2018
Neil Smit

/s/ Anthony J. Vinciquerra	Director	December 10, 2018
Anthony J. Vinciquerra